                                                                      EXHIBIT 99

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Annual Report of The Profit Sharing and 401(k) Plan (the "Plan") on Form 11-K for the period ending December 31, 2001, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, George Dailey, Plan Administrator of the Plan, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Plan.

                                           /s/ George Dailey
                                           ------------------------------------
                                           George Dailey
                                           Plan Administrator

June 27, 2003


A signed original of this written statement required by Section 906 has been provided to The Profit Sharing and 401(k) Plan and will be retained by The Profit Sharing and 401(k) Plan and furnished to the Securities and Exchange Commission or its staff upon request.